UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2016 (August 19, 2016)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2016, National CineMedia, Inc.’s (the “Company”) consolidated subsidiary, National CineMedia, LLC (“LLC”), completed a private placement of $250 million aggregate principal amount of 5.750% Senior Notes due 2026 (the “Notes”) to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture

The Notes were issued pursuant to an Indenture, dated as of August 19, 2016 (the “Indenture”), by and between LLC and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes were issued at 100% of the face amount thereof and are the senior unsecured obligations of LLC and will be effectively subordinated to all existing and future secured debt, including LLC’s existing 6.00% Senior Secured Notes due 2022 (the “2022 Notes”), its senior secured credit facility and any future asset backed loan facility. The Notes will rank equally in right of payment with all of LLC’s existing and future senior indebtedness, including the 2022 Notes, LLC’s existing senior secured credit facility, any future asset backed loan facility and LLC’s existing 7.875% Senior Notes due 2021 (as discussed further in Item 2.04 below, LLC will redeem such notes with the net proceeds of the Notes), in each case, without giving effect to collateral arrangements. The Notes will be effectively subordinated to all liabilities of any subsidiaries that LLC may form or acquire in the future, unless those subsidiaries become guarantors of the Notes. LLC does not currently have any subsidiaries, and the Notes will not be guaranteed by any subsidiaries that LLC may form or acquire in the future except in very limited circumstances.

The Notes will mature on August 15, 2026. Interest on the Notes accrues at a rate of 5.750% per annum and is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2017. LLC is obligated to make each interest payment to the holders of record of the Notes as of the immediately preceding February 1 and August 1.

Prior to August 15, 2021, LLC may redeem all or any portion of the Notes, at once or over time, at 100% of the principal amount plus the applicable make-whole premium, plus accrued and unpaid interest, if any, to the redemption date. LLC may redeem all or any portion of the Notes, at once or over time, on or after August 15, 2021 at specified redemption prices, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to August 15, 2019, LLC may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes from the net proceeds of certain equity offerings at a redemption price equal to 105.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a Change of Control (as defined in the Indenture), LLC will be required to make an offer to each holder of Notes to repurchase all of such holder’s Notes for a cash payment equal to 101.00% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things, restrict LLC’s ability and the ability of its restricted subsidiaries, if any, to: (1) incur additional debt; (2) make distributions or make certain other restricted payments; (3) make investments; (4) incur liens; (5) sell assets or merge with or into other companies; and (6) enter into transactions with affiliates. All of these restrictive covenants are subject to a number of important exceptions and qualifications. In particular, LLC has the ability to distribute all of its quarterly available cash as a restricted payment or as an investment, if it meets a minimum net senior secured leverage ratio.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment with respect to the Notes, the breach of covenants contained in the Indenture, payment defaults on other indebtedness at maturity or acceleration of or foreclosure under other indebtedness, the failure to pay certain judgments, failure of liens securing the Notes to be enforceable or of the priority required and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal and accrued but unpaid interest on all the Notes to be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Registration Rights Agreement

In connection with the private placement of the Notes, LLC entered into a Registration Rights Agreement, dated as of August 19, 2016 (the “Registration Rights Agreement”), with J.P. Morgan Securities LLC, as representative of the Initial Purchasers named therein. Under the Registration Rights Agreement, LLC has agreed to use its commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. LLC is required to use its commercially reasonable best efforts to cause the exchange offer registration statement to become effective, and to hold the exchange offer open for at least 20 business days. In addition, under certain circumstances, LLC will be required to file a registration statement for the resale of the Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before 270 days after the date of the Registration Rights Agreement, or if certain other events occur which constitute a Registration Default (as defined in the Registration Rights Agreement), LLC will be required to pay additional interest to the holders of the Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the complete copy of the Registration Rights Agreement filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Form 8-K concerning the Indenture and the Notes is hereby incorporated into this Item 2.03.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 19, 2016, LLC called for redemption the entire $200.0 million aggregate principal amount of LLC’s existing 7.875% Senior Notes due 2021 (the “2021 Notes”). The redemption price for the 2021 Notes is 103.938% of the principal amount thereof plus accrued and unpaid interest thereon, to but not including the redemption date. The redemption date for the redemption transaction will be September 19, 2016. Simultaneously with the delivery of the redemption notice for the 2021 Notes, LLC deposited funds with the trustee for the 2021 Notes in an amount that is sufficient for the trustee to pay the full redemption price (including accrued and unpaid interest) to the holders of the 2021 Notes on the redemption date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of August 19, 2016, by and between National CineMedia, LLC and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.750% Senior Secured Notes due 2026 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 19, 2016, by and between National CineMedia, LLC and J.P. Morgan Securities LLC, as representative of the Initial Purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: August 19, 2016	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General
Counsel and Secretary

NATIONAL CINEMEDIA, LLC
By: National CineMedia, Inc., its manager

Dated: August 19, 2016	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General
Counsel and Secretary

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